Exhibit 10.2

Third Amendment to Award Numbers: 13-023 and 13-024

SMART & FINAL STORES, INC.

THIRD AMENDMENT TO

NON-QUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO THE
SF CC HOLDINGS, INC.
2012 STOCK INCENTIVE PLAN

Preliminary Statement

The terms of the Non-Qualified Stock Option Agreement (designated as Award Number 13-023), dated as of February 1, 2013, amended effective May 30, 2014, and amended again effective September 23, 2014, evidencing an option (the “Option”) granted to David G. Hirz (“Participant”) to purchase 4,419 shares of Common Stock of Smart & Final Stores, Inc. (the “Company”), at a price per share of $1,000; and the Non-Qualified Stock Option Agreement (designated as Award Number 13-024), dated as of February 1, 2013, amended effective May 30, 2014, and amended again effective September 23, 2014, evidencing an Option granted to David G. Hirz to purchase 4,419 shares of Common Stock of the Company, at a price per share of $1,500 (together, the “Agreements”), hereby are amended by this amendment (“Amendment”) effective July 20, 2016.

1.                                      Section 3(f) of each of the Agreements shall be deleted in its entirety and replaced with the following:

(f)                                   Unvested Options.

(i)                                     Any portion of the Option that is not vested as of the date of the Participant’s Termination by involuntary termination without Cause or resignation for Good Reason (each as defined in the employment agreement between the Company and the Participant) shall, as of the date of such Termination, immediately vest with respect to the portion of the Option that would have vested if the Participant had remained continuously and actively employed until the date two years after the date of such Termination per the vesting schedule provided in Section 3(a).

(ii)                                  Any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason (or, if a Change in Control occurs within 60 days following the date of the Participant’s Termination, the date of a Change in Control) shall terminate on the 60th day following the date of Termination.

2.                                      Section 3(g) of each of the Agreements shall be deleted in its entirety and replaced with the following:

(g)                                  Post-Termination Exercise.  Any vested portion of the Option shall be exercisable following Termination pursuant to the terms of the Plan; provided that to the extent that any portion of the Option vests and becomes exercisable following the date of the Participant’s Termination pursuant to Section 3(e)(iii), such portion of the Option may be exercised by the Participant at any time within a period beginning on the date of the applicable Change in Control and ending on the earlier of (A) two years after the date of the applicable Change in Control, and (B) the Expiration Date.

3.                                      Section 6 of each of the Agreements shall be deleted in its entirety and replaced with the following:

6.                                      Termination and Change in Control.  The provisions in the Plan regarding Termination and Change in Control shall apply to the Option, provided if any portion of the Option is vested and exercisable on the date of the Participant’s Termination by involuntary termination without Cause, resignation for Good Reason or Retirement (each as defined in the employment agreement between the Company and the Participant), the vested portion of the Option may be exercised by the Participant at any time within a period beginning on the date of such Termination and ending on the earlier of (A) two years after the date of such Termination, and (B) the Expiration Date.

4.                                      Except as expressly modified by this Amendment, the Agreements shall continue to be and remain in full force and effect in accordance with its terms.

5.                                      Capitalized terms used but not defined herein have the meaning ascribed to them in the applicable Agreement.

SMART & FINAL STORES, INC.

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Senior Vice President and Chief Financial Officer